UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51720	54-1614664
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 International Drive, Suite 110
McLean, Virginia	22102-4860
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 917-0880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 13, 2007, our Board of Directors, in consultation with Michael Pollack CPA, our independent registered public accounting firm, concluded that our previously issued financial statements for the fiscal year ended December 31, 2006 and the quarter ended March 31, 2007 should no longer be relied upon.

This conclusion was based on the Board’s determination that the accounting treatment of government contracts must be revised. We have also restated our financial statements upon adoption of EITF 00-19-02 as of March 31, 2007, which requires reclassification of the derivative liability created from our Class A and Class B warrants from a current liability to equity. The adjustment decreased our derivative liability and increased additional paid-in capital at March 31, 2007 and created a cumulative-effect adjustment on retained earnings at January 1, 2007.

We have discussed the matters disclosed in this Current Report on Form 8-K with Michael Pollack CPA, our independent registered public accounting firm.

We expect to amend our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 on the date of filing this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

InferX Corporation

Date: August 17, 2007	By:	/s/ B.K. Gogia
B.K. Gogia
Title President